                               UNITEDHEALTH GROUP
                             EXECUTIVE SAVINGS PLANS
                                (1998 Statement)

                               UNITEDHEALTH GROUP
                             EXECUTIVE SAVINGS PLANS
                                (1998 STATEMENT)


                                TABLE OF CONTENTS


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SECTION 1.       INTRODUCTION AND DEFINITIONS............................................................      1

                 1.1.     Restatement of Plans
                 1.2.     Definitions
                          1.2.1.       Account
                          1.2.2.       Affiliate
                          1.2.3.       Annual Valuation Date
                          1.2.4.       Beneficiary
                          1.2.5.       Board of Directors or Board
                          1.2.6.       CEO
                          1.2.7.       Code
                          1.2.8.       Committee
                          1.2.9.       Disability
                          1.2.10.      Effective Date
                          1.2.11.      Eligible Grade Level
                          1.2.12.      Employers
                          1.2.13.      ERISA
                          1.2.14.      Incentive Award
                          1.2.15.      Participant
                          1.2.16.      Plans
                          1.2.17.      Plan  Statement
                          1.2.18.      Plan Year
                          1.2.19.      Section 16 Officer
                          1.2.20.      SLTEC Bonus
                          1.2.21.      Termination of Employment
                          1.2.22.      UnitedHealth Group or UHG
                          1.2.23.      Valuation Date
                   1.3.   Transitional Rules
                          1.3.1.       Participation Requirements
                          1.3.2.       One-Year Wait for Matching Credits
                          1.3.3.       10-Year Installments
                          1.3.4.       Delayed Lump Sum
                          1.3.5.       Three (3) Annual Installments
                          1.3.6.       Pre-Selected In-Service Distributions
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                          1.3.7.       On Demand In-Service Distributions
                          1.3.8.       In-Service Distribution for Financial Hardship
                          1.3.9.       Special Restructure Rule

SECTION 2.       ELIGIBILITY TO PARTICIPATE..............................................................      5

                 2.1.     General Eligibility Rule
                 2.2.     Immediate Eligibility for Executive Leadership Team
                 2.3.     Selection for Participation in the Plan

SECTION 3.       AUTOMATIC RESTORATION OPTION PLAN.......................................................      6

                 3.1.     Automatic Enrollment
                 3.2.     Voluntary Enrollment if Over 402(g) Limit at Hire
                 3.3.     Election Out
                 3.4.     Crediting to Accounts
                 3.5.     Matching Credits

SECTION 4.       INCENTIVE DEFERRAL OPTION AND SALARY DEFERRAL
                 OPTION PLAN.............................................................................      7

                 4.1.     Incentive Deferral Option
                          4.1.1.       Amount of Deferrals
                          4.1.2.       Crediting to Accounts
                          4.1.3.       Matching Credits
                 4.2.     Salary Deferral Option
                          4.2.1.       Amount of Deferrals
                          4.2.2.       Crediting to Accounts
                          4.2.3.       No Matching Credits
                 4.3.     Limited Bonus Deferral Option
                          4.3.1.       Amount of Deferrals
                          4.3.2.       Crediting to Accounts
                          4.3.3.       No Matching Credits
                 4.4.     Supplemental Long Term Executive Compensation Deferral Option
                          4.4.1.       Amount of Deferrals
                          4.4.2.       Crediting to Accounts
                          4.4.3.       No Matching Credits
                 4.5.     Employer Discretionary Supplements

SECTION 5.       CREDITS FROM MEASURING INVESTMENTS......................................................      9

                 5.1.     Designation of Measuring Investments
                 5.2.     UHG Stock as Measuring Investment
                 5.3.     Operational Rules for Measuring Investments
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SECTION 6.       OPERATIONAL RULES.......................................................................     10

                 6.1.     Operational Rules for Deferrals
                 6.2.     Establishment of Accounts
                 6.3.     Accounting Rules

SECTION 7.       VESTING OF ACCOUNTS.....................................................................     11


SECTION 8.       SPENDTHRIFT PROVISION...................................................................     11


SECTION 9.       DISTRIBUTIONS...........................................................................     11

                 9.1.     Time of Distribution to Participant
                          9.1.1.       General Rule
                          9.1.2.       No Application for Distribution Required
                          9.1.3.       Code Section 162(m) Delay
                          9.2.         Form of Distribution
                 9.3.     Election of Form of Distribution by Participant
                          9.3.1.       Election at Initial Enrollment
                          9.3.2.       Default Election of Form of Distribution
                          9.3.3.       Periodic Re-Election
                 9.4.     Payment to Beneficiary Upon Death of Participant
                          9.4.1.       Payment to Beneficiary When Death Occurs Before Termination
                                       of Employment
                          9.4.2.       Payment to Beneficiary When Death Occurs After Termination
                                       of Employment
                          9.4.3.       Beneficiary Must Apply for Distribution
                          9.4.4.       Election of Measuring Investments by Beneficiaries
                 9.5.     Designation of Beneficiaries
                          9.5.1.       Right to Designate
                          9.5.2.       Failure of Designation
                          9.5.3.       Disclaimers by Beneficiaries
                          9.5.4.       Definitions
                          9.5.5.       Special Rules
                 9.6.     Death Prior to Full Distribution
                 9.7.     Facility of Payment
                 9.8.     In-Service Distributions
                          9.8.1.       Pre-Selected In-Service Distributions.
                          9.8.2.       On Demand In-Service Distributions
                          9.8.3.       In-Service Distribution for Financial Hardship
                 9.9.     Distributions in Cash

SECTION 10.      FUNDING OF PLAN.........................................................................     21

                 10.1.    Unfunded Plan
                 10.2.    Corporate Obligation
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SECTION 11.      AMENDMENT AND TERMINATION...............................................................     21

                 11.1.    Amendment and Termination
                 11.2.    Special Rule for Section 16 Officers
                 11.3.    No Oral Amendments
                 11.4.    Plan Binding on Successors

SECTION 12.      DETERMINATIONS -- RULES AND REGULATIONS.................................................     22

                 12.1.    Determinations
                 12.2.    Rules and Regulations
                 12.3.    Method of Executing Instruments
                 12.4.    Claims Procedure
                          12.4.1.      Original Claim
                          12.4.2.      Review of Denied Claim
                          12.4.3.      General Rules
                 12.5.    Limitations and Exhaustion
                          12.5.1.      Limitations
                          12.5.2.      Exhaustion Required

SECTION 13.      PLAN ADMINISTRATION.....................................................................     25

                 13.1.    Officers
                 13.2.    Chief Executive Officer
                 13.3.    Board of Directors
                 13.4.    Committee
                 13.5.    Delegation
                 13.6.    Conflict of Interest
                 13.7.    Administrator
                 13.8.    Service of Process
                 13.9.    Expenses
                 13.10.   Tax Withholding
                 13.11.   Certifications
                 13.12.   Errors in Computations

SECTION 14.      CONSTRUCTION............................................................................     27

                 14.1.    Applicable Laws
                          14.1.1.      Separate Plans
                          14.1.2.      ERISA Status
                          14.1.3.      IRC Status
                          14.1.4.      Securities Laws Compliance
                          14.1.5.      References to Laws
                 14.2.    Effect on Other Plans
                 14.3.    Disqualification
                 14.4.    Rules of Document Construction
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                 14.5.    Choice of Law
                 14.6.    No Employment Contract

SCHEDULE I  -    EMPLOYERS PARTICIPATING IN THE UNITEDHEALTH GROUP EXECUTIVE SAVINGS PLANS...............   SI-1

SCHEDULE II  -   MEASURING INVESTMENTS...................................................................  SII-1
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                               UNITEDHEALTH GROUP
                             EXECUTIVE SAVINGS PLANS
                                (1998 STATEMENT)


                                   SECTION 1

                          INTRODUCTION AND DEFINITIONS

1.1. RESTATEMENT OF PLANS. UNITEDHEALTH GROUP INCORPORATED (formerly known as
United Healthcare Corporation), a Minnesota corporation (hereinafter sometimes referred to as "UHG"), as plan sponsor, hereby restates two previously established nonqualified, unfunded, deferred compensation plans for the benefit of a select group of management or highly compensated employees of the
Employers: (1) the Automatic Restoration Option Plan, and (2) the Incentive
Deferral, Salary Deferral and Limited Bonus Deferral Option Plan.

1.2. DEFINITIONS. When the following terms are used herein with initial capital letters, they shall have the following meanings:

         1.2.1. ACCOUNT -- the separate bookkeeping account established for each Participant which represents the separate unfunded and unsecured general obligation of the Employers established with respect to each person who is a Participant in this Plan in accordance with Section 2 and to which are credited the dollar amounts specified in Sections 3, 4 and 5 and from which are subtracted payments made pursuant to Section 9.

         1.2.2. AFFILIATE -- a business entity which is not an Employer but which is part of a "controlled group" with the Employer or under "common control" with an Employer or which is a member of an "affiliated service group" that includes an Employer, as those terms are defined in section 414(b), (c) and
(m) of the Code. A business entity which is a predecessor to an Employer shall be treated as an Affiliate if the Employer maintains a plan of such predecessor business entity or if, and to the extent that, such treatment is otherwise required by regulations under section 414(a) of the Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code. In addition to said required treatment, the Committee may, in its discretion, designate as an Affiliate any business entity which is not such a "controlled group," "common control," "affiliated service group" or "predecessor" business entity but which is otherwise affiliated with an Employer, subject to such limitations as the Committee may impose.

         1.2.3. ANNUAL VALUATION DATE -- each December 31.

         1.2.4. BENEFICIARY -- a person designated by a Participant (or automatically by operation of the Plan Statement) to receive all or a part of the Participant's Account in the event of the Participant's death prior to full distribution thereof. A person so designated shall not be considered a Beneficiary until the death of the Participant.

         1.2.5. BOARD OF DIRECTORS OR BOARD -- the Board of Directors of UHG or its successor. "Board of Directors" shall also mean and refer to any properly authorized committee of the Board of Directors.

         1.2.6. CEO -- the Chief Executive Officer of UHG or his or her delegee for Plan purposes.

         1.2.7. CODE -- the Internal Revenue Code of 1986, as amended.

         1.2.8. COMMITTEE -- the UnitedHealth Group Employee Benefits Committee (also known as the "EBC") consisting of one or more members appointed by and serving at the pleasure of the CEO.

         1.2.9. DISABILITY -- a medically determinable physical or mental impairment which: (i) renders the individual incapable of performing any substantial gainful employment, (ii) can be expected to be of long-continued and indefinite duration or result in death, and (iii) is evidenced by a certification to this effect by a doctor of medicine approved by the Committee. In lieu of such a certification, the Committee may accept, as proof of Disability, the official written determination that the individual will be eligible for disability benefits under the federal Social Security Act as now enacted or hereinafter amended (when any waiting period expires). The Committee shall determine the date on which the Disability shall have occurred if such determination is necessary.

         1.2.10. EFFECTIVE DATE -- January 1, 1998 (except as otherwise specified in this Plan Statement, including Section 1.3).

         1.2.11. ELIGIBLE GRADE LEVEL --

         (a) ON OR AFTER JANUARY 1, 2000. For Plan Years commencing on or after January 1, 2000, for regular full-time or part-time employees: the Executive Leadership Team; Salary Grades 31 and 32 (but only if base salary is equal to or exceeds any specific compensation criteria established by the Committee); and Medical Director Grades M2, M3 and M4 (but only if base salary is equal to or exceeds any specific compensation criteria established by the Committee).

         (b) PRIOR TO JANUARY 1, 2000. For Plan Years commencing prior to January 1, 2000, for regular full-time employees: the Executive Leadership Team or executive career band; Salary Grades 31 and 32 (but only if base salary is equal to or exceeds any specific compensation criteria established by the Committee); Medical Director Grades M2, M3 and M4; and Clinical Medical Staff Grades CD-2, CD-3, CM-2 and CM-3.

         (c) AUTHORITY TO MAKE CHANGES. Notwithstanding the foregoing, the Committee may from time to time in its discretion modify the applicable

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                  eligible grade levels, the compensation criteria and the
                  full-time and part-time criteria.

         1.2.12. EMPLOYERS -- UHG; each business entity listed as an Employer in the Schedule I to this Plan Statement; any other business entity that employs persons who are selected for participation under Section 2.3 of in this Plan; and any successor thereof.

         1.2.13. ERISA -- the Employee Retirement Income Security Act of 1974, as amended.

         1.2.14. INCENTIVE AWARD -- any incentive awards that were payable in calendar years prior to 2000 under the Management Incentive Plan, that are payable in 2000 through 2002 under the Leadership Results Plan, that are payable in 2003 or later years under the Rewarding Results Plan, and any comparable successor plan.

         1.2.15. PARTICIPANT -- an employee of an Employer who is selected for participation in this Plan in accordance with the provisions of Section 2 and who either has been automatically enrolled under Section 3 or has elected to defer compensation under Section 4. An employee who has become a Participant shall continue to be a Participant in this Plan until the date of the Participant's death or, if earlier, the date when the Participant has received a distribution of the Participant's entire Account.

         1.2.16. PLANS -- the two nonqualified, unfunded, deferred compensation programs maintained by the Employers for the benefit of Participants eligible to participate therein, as set forth in this Plan Statement: (1) the Automatic Restoration Option Plan (which is attributable to credits to Accounts described in Section 3), and (2) the Incentive Deferral, Salary Deferral and Limited Bonus Deferral Option Plan (which is attributable to credits to Accounts described in Section 4). (As used herein, "Plans" does not refer to the document pursuant to which the Plans are maintained. That document is referred to herein as the "Plan Statement".) The Plans taken together shall be referred to as the "UnitedHealth Group Executive Savings Plans."

         1.2.17. PLAN STATEMENT -- this document entitled "UnitedHealth Group Executive Savings Plans (1998 Statement)" as adopted by the Committee and generally effective as of January 1, 1998, as the same may be amended from time to time thereafter.

         1.2.18. PLAN YEAR -- the twelve (12) consecutive month period ending on any Annual Valuation Date.

         1.2.19. SECTION 16 OFFICER -- an officer of an Employer who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

         1.2.20. SLTEC BONUS -- any awards or bonuses that may become payable in 2001 or any later year under the UnitedHealth Group Incorporated Supplemental Long Term Executive Compensation Plan or any comparable successor plan.

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         1.2.21. TERMINATION OF EMPLOYMENT -- a complete severance of an employee's employment relationship with the Employers and all Affiliates, for any reason other than the employee's death. A transfer from employment with an Employer to employment with another Employer or an Affiliate of an Employer shall not constitute a Termination of Employment. If an Employer who is an Affiliate ceases to be an Affiliate because of a sale of substantially all the stock or assets of the Employer, then Participants who are employed by that Employer and who cease to be employed by an Employer on account of such sale shall be deemed to have thereby had a Termination of Employment for the purpose of commencing distributions from this Plan.

         1.2.22. UNITEDHEALTH GROUP OR UHG -- UNITEDHEALTH GROUP INCORPORATED, a Minnesota corporation, or any successor thereto.

         1.2.23. VALUATION DATE -- any day that the U.S. securities markets are open and conducting business.

1.3. TRANSITIONAL RULES. Notwithstanding the general effective date of Section
1.2.10 of this Plan Statement, the following special effective dates shall also apply:

         1.3.1. PARTICIPATION REQUIREMENTS. For the Plan Year beginning January 1, 1998, Eligible Grade Level shall mean an employee of an Employer who has at least thirty (30) days of service in one of the following classes: Grades 33 and above; Medical Directors M2-M4; or Clinical Medical Staff CD2-3 and CM2-3. For the Plan Year beginning January 1, 1999, Eligible Grade Level shall mean a regular full-time or part-time employee of an Employer who has at least thirty
(30) days of service in one of the following classes: the Executive Career Band; Grades 31 and 32 (but only if base salary is equal to or exceeds the specific compensation criteria established by the Committee); Medical Directors M2-M4; and Clinical Medical Staff CD2-3 and CM2-3. Notwithstanding the foregoing, for Plan Years beginning on January 1, 2000, and later, the thirty (30) day service requirement no longer applies.

         1.3.2. ONE-YEAR WAIT FOR MATCHING CREDITS. Prior to January 1, 2001, a Participant was required to complete one year of service before the Participant was eligible to receive matching credits described in Sections 3.5 and 4.1.3. Effective January 1, 2001, the year of service requirement no longer applies and Participants are immediately eligible for such matching credits.

         1.3.3. 10-YEAR INSTALLMENTS. The ten (10) annual installment distribution option under Section 9.2 is effective only for Participants who first enroll or are deemed to have enrolled in the Plan for a Plan Year that commences on or after January 1, 2001 (the "Restructure Date").

         1.3.4. DELAYED LUMP SUM. The delayed lump sum distribution option described in Section 9.2(c) of the Plan Statement is effective only for Participants who first enroll or are deemed to have enrolled in the Plan for a Plan Year that commences on or after January 1, 2001 (the "Restructure Date").

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         1.3.5. THREE (3) ANNUAL INSTALLMENTS. For Plan Years that commenced prior to January 1, 2001, Participants could elect distribution of their Accounts in the form of three (3) annual installments. The three (3) annual installment distribution option is no longer available effective with the first day of the enrollment period for the 2001 Plan Year; provided, however, that three (3) annual installment elections that were made by those Participants who enrolled in the Plan and elected the three (3) annual installment distribution option prior to the first day of the enrollment period of the 2001 Plan Year, shall continue to be effective until subsequently changed by the Participant in accordance with the terms of the Plan Statement.

         1.3.6. PRE-SELECTED IN-SERVICE DISTRIBUTIONS. Section 9.8.1 of the Plan Statement is effective for Plan Years commencing on or after January 1, 2001.

         1.3.7. ON DEMAND IN-SERVICE DISTRIBUTIONS. Section 9.8.2 of the Plan Statement is effective for Plan Years commencing on or after January 1, 2001.

         1.3.8. IN-SERVICE DISTRIBUTION FOR FINANCIAL HARDSHIP. Section 9.8.3 of the Plan Statement is effective for Plan Years commencing on or after January 1, 2001.

         1.3.9. SPECIAL RESTRUCTURE RULE. Notwithstanding the effective dates in Sections 1.3.3, 1.3.4 and 1.3.6, employees who were Participants in the Plan before January 1, 2001, shall have a one-time opportunity, under rules established by the Committee, to elect a new form of distribution under Section
9.2 and to elect a pre-selected distribution under Section 9.8.1. Specifically, employees who were Participants in the Plan before January 1, 2001, shall be eligible to make a one-time election to receive a pre-selected in-service distribution of all or part of such Participant's Account as of January 1, 2004 or, any later date specified by the Participant. Any such election made by the Participant must be submitted to the Committee by December 15, 2000, or such other date designated by the Committee.

                                   SECTION 2

                           ELIGIBILITY TO PARTICIPATE

2.1. GENERAL ELIGIBILITY RULE. An employee of an Employer who is in an Eligible Grade Level during a Plan Year and who is selected for participation (as described in Section 2.3) shall be eligible to become a Participant as of the first day of the Plan Year following the Plan Year in which such selection occurs (unless the Committee or the Board of Directors designates a different date).

2.2. IMMEDIATE ELIGIBILITY FOR EXECUTIVE LEADERSHIP TEAM. An employee of an Employer who is a member of the Executive Leadership Team or a comparable successor group and who is selected (as described in Section 2.3 below) for participation by the Committee (or, for a Section 16 Officer, by the Board of Directors) shall be eligible to become a Participant as soon as administratively feasible following such selection (unless the Committee or the Board of Directors designates a different date).

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2.3. SELECTION FOR PARTICIPATION IN THE PLAN. Only employees who are selected for participation in this Plan by the Committee (or, for a Section 16 Officer, by the Board of Directors) shall be eligible to become a participant in this Plan. The Committee shall not select any employee for participation unless the Committee determines that such employee is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). The Committee may determine that a Participant is not eligible for automatic deferral or matching credits under the Automatic Restoration Option in
Section 3 for any Plan Year at any time before such deferrals or credits have actually been made. The Committee also may at any time determine that a Participant is no longer eligible to make voluntary deferrals under Section 4.

                                   SECTION 3

                        AUTOMATIC RESTORATION OPTION PLAN

3.1. AUTOMATIC ENROLLMENT. Except as provided in Section 3.3, each Participant who participates in the UnitedHealth Group 401(k) Savings Plan (the "401(k) Plan") and whose deferrals under the 401(k) Plan cease midyear because an IRS Limit is reached shall automatically be enrolled in the Automatic Restoration Option. Such Participant shall be deemed to have elected to defer pay under the Automatic Restoration Option at the rate of deferral that is in effect under the 401(k) Plan at the time the IRS Limit is reached. Such deferrals under the Automatic Restoration Option shall begin as soon as administratively practicable after an IRS Limit first applies and shall continue until the following December
31. For purposes of this Section 3.1, an IRS Limit means either (a) the annual compensation limit under section 401(a)(17) of the Code (which is $170,000 for 2000 and 2001) or any comparable successor provision, or (b) the annual deferral limit under section 402(g) of the Code (which is $10,500 for 2000 and 2001) or any comparable successor provision.

3.2. VOLUNTARY ENROLLMENT IF OVER 402(G) LIMIT AT HIRE. If an employee: (a) is a member of the Executive Leadership Team ; (b) is selected for participation in this Plan after the first day of a Plan Year; and (c) has reached the annual deferral limit under section 402(g) of the Code under another qualified plan before becoming a UHG employee, such employee shall be eligible to participate in the Automatic Restoration Option and shall be eligible to elect, through a voice response system (or other written or electronic means) approved by the Committee, to defer between 1% and 15% of the employee's recognized compensation (as defined under the 401(k) Plan) for the remainder of the Plan Year.

3.3. ELECTION OUT. Notwithstanding Section 3.1, eligible employees and Participants can elect, through a voice response system (or other written or electronic means) approved by the Committee, to waive participation in the Automatic Restoration Option for a given Plan Year. Any such waiver shall be made in accordance with the procedures established by the Committee from time to time and must be received by the Committee by the December 15 preceding the first day of such Plan Year (or such other date before the first day of such Plan Year as the

Committee may designate). A waiver of participation shall apply to such Plan Year. A new waiver must be filed for each Plan Year.

3.4. CREDITING TO ACCOUNTS. The Committee shall cause to be credited to the Account of each Participant the amounts, if any, of such Participant's automatic deferrals of pay determined under Section 3.1 or Section 3.2. Such amounts shall be credited as of the day such pay would otherwise have been paid to the Participant.

3.5. MATCHING CREDITS. The Committee shall also cause to be credited to the Account of each Participant an additional matching amount equal to 50% of the amount credited to such Participant's Account under Section 3.4. For this purpose, however, deferrals at a rate exceeding 6% of pay shall be disregarded. Such matching amounts shall be credited as of the same day that the related deferral of pay is credited.

                                   SECTION 4

                          INCENTIVE DEFERRAL OPTION AND
                           SALARY DEFERRAL OPTION PLAN

4.1.     INCENTIVE DEFERRAL OPTION.

         4.1.1. AMOUNT OF DEFERRALS. Through a voice response system (or other written or electronic means) approved by the Committee, a Participant may elect to defer between (and including) 1% and 100% of such Participant's Incentive Award. To be effective for an Incentive Award paid during a Plan Year, the deferral election must be received by the Committee before the December 15 preceding the first day of such Plan Year (or such other date before the first day of such Plan Year as the Committee may designate). Such deferral election shall be irrevocable for the Plan Year with respect to which it is made once it has been received by the Committee.

         4.1.2. CREDITING TO ACCOUNTS. The Committee shall cause to be credited to the Account of each Participant the amount, if any, of such Participant's voluntary deferrals of any Incentive Awards under Section 4.1.1. Such amount shall be credited as of the day such Incentive Award would otherwise have been paid to the Participant.

         4.1.3. MATCHING CREDITS. The Committee shall cause to be credited to the Account of each Participant an additional matching amount equal to 50% of the amount credited to such Participant's Account under Section 4.1.2 above. For this purpose, however, deferrals at a rate exceeding 6% of the Participant's Incentive Award shall be disregarded. Such matching amounts shall be credited as of the same day that the related deferral of the Incentive Award is credited.

4.2.     SALARY DEFERRAL OPTION.

         4.2.1. AMOUNT OF DEFERRALS. Through a voice response system (or other written or electronic means) approved by the Committee, a Participant may elect to defer between (and including) 1% and 100% of such Participant's base salary for a Plan Year. For this purpose, base salary shall include any non-stock periodic incentive pay but shall not include any Incentive Awards. The Committee may establish prospectively other limits or other pay eligible for deferral. To be effective for a Plan Year, the deferral election must be received by the Committee by the December 15 preceding the first day of such Plan Year (or such other date before the first day of such Plan Year as the Committee may designate). For a newly eligible Participant, however, the deferral election must be received by the Committee within 30 days after the first day of such eligibility, and, if so received, deferral shall be effective as of the first day of the month following such receipt. Such deferral election shall be irrevocable for the Plan Year with respect to which it is made, once it has been received by the Committee.

         4.2.2. CREDITING TO ACCOUNTS. The Committee shall cause to be credited to the Account of each Participant the amount, if any, of such Participant's voluntary deferrals of salary or other pay under Section 4.2.1. Such amount shall be credited as of the day such salary or other pay would otherwise have been paid to the Participant.

         4.2.3. NO MATCHING CREDITS. No matching amounts shall be credited for deferrals of salary or other pay under Section 4.2.1.

4.3.     LIMITED BONUS DEFERRAL OPTION.

         4.3.1. AMOUNT OF DEFERRALS. Through a voice response system (or other written or electronic means) approved by the Committee, a Participant may elect to defer between (and including) 1% and 100% of all bonuses, other than Incentive Awards and SLTEC Bonuses, received during the Plan Year, selected by the Committee to be eligible for deferral. Such eligible bonuses shall include but not be limited to) ad hoc bonuses, bonuses tied to employment agreements, bonuses under formal incentive programs (other than UHG's Leadership Results
Plan), retention bonuses, and spot bonuses. To be effective for a bonus paid during a Plan Year, the deferral election must be received by the Committee before the December 15 preceding the first day of such Plan Year (or such other date as the Committee may designate). Such deferral election shall be irrevocable for the Plan Year with respect to which it is made once it has been received by the Committee.

         4.3.2. CREDITING TO ACCOUNTS. The Committee shall cause to be credited to the Account of each Participant the amount, if any, of such Participant's voluntary deferral of such bonus pay under Section 4.3.1. Such amount shall be credited as of the day such bonus pay would otherwise have been paid to the Participant.

         4.3.3. NO MATCHING CREDITS. No matching amounts shall be credited for deferrals of bonus pay under Section 4.3.1.

4.4.     SUPPLEMENTAL LONG TERM EXECUTIVE COMPENSATION DEFERRAL OPTION.

         4.4.1. AMOUNT OF DEFERRALS. Through a voice response system (or other written or electronic means) approved by the Committee, a Participant may elect to defer between (and including) 1% and 100% of such Participant's SLTEC Bonus. To be effective for a SLTEC Bonus that becomes payable during a Plan Year, the deferral election must be received by the Committee before the December 15 preceding the first day of such Plan Year (or such other date before the first day of the such Plan Year as the Committee may designate). Such deferral election shall be irrevocable for the Plan Year which respect to which it is made once it has been received by the Committee.

         4.4.2. CREDITING TO ACCOUNTS. The Committee shall cause to be credited to the Account of each Participant the amount, if any, of such Participant's voluntary deferrals of any SLTEC Bonuses under Section 4.4.1. Such amount shall be credited as soon as administratively feasible after the day such SLTEC Bonus would otherwise have been paid to the Participant.

         4.4.3. NO MATCHING CREDITS. No matching amounts shall be credited for deferrals of SLTEC Bonuses under Section 4.4.1.

4.5. EMPLOYER DISCRETIONARY SUPPLEMENTS. Upon written notice to one or more Participants and to the Committee, the CEO (or, for any Section 16 Officer, the Board of Directors) may (but is not required to) determine that additional amounts shall be credited to the Accounts of such Participants. Such notice shall also specify the date of such crediting. Notwithstanding Section 7, such notice may also establish vesting rules for such amounts, in which case separate Accounts shall be established for such amounts for such Participants.

                                   SECTION 5

                       CREDITS FROM MEASURING INVESTMENTS

5.1. DESIGNATION OF MEASURING INVESTMENTS. Through a voice response system (or other written or electronic means) approved by the Committee, each Participant shall designate the following "Measuring Investments," which shall be used to determine the value of such Participant's Account (until changed as provided herein):

         (a) One or more Measuring Investments for the current Account balance, and

         (b) One or more Measuring Investments for amounts that are credited to the Account in the future.

The Accounts and such Measuring Investments are specified solely as a device for computing the amount of benefits to be paid by the Employers under the Plans, and the Employers are not required to purchase such investments. The Measuring Investments as of November 10, 2000 are listed in Schedule II to the Plan Statement. Schedule II to the Plan Statement may be revised and amended by the Committee, in its discretion, from time to time.

5.2. UHG STOCK AS MEASURING INVESTMENT. The Board of Directors may (but shall not be required to) determine that the Measuring Investments available for election by Participants will include deemed (but not actual) investment in the common stock of UHG, valued at the closing price of UHG common stock as reported on the New York Stock Exchange composite tape on the applicable Valuation Date.

5.3. OPERATIONAL RULES FOR MEASURING INVESTMENTS. The Committee shall adopt rules specifying the Measuring Investments, the circumstances under which a particular Measuring Investment may be elected, or shall be automatically utilized, the minimum or maximum amount or percentage of an Account which may be allocated to a Measuring Investment, the procedures for making or changing Measuring Investment elections, the extent (if any) to which Beneficiaries of deceased Participants may make Measuring Investment elections and the effect of a Participant's or Beneficiary's failure to make an effective Measuring Investment election with respect to all or any portion of an Account. Notwithstanding the foregoing, any rules or revision with respect to deemed investment in the common stock of UHG elections by a Section 16 Officer shall be made only by the Board of Directors.

                                   SECTION 6

                                OPERATIONAL RULES

6.1. OPERATIONAL RULES FOR DEFERRALS. A Participant's waiver of automatic participation in the Automatic Restoration Option under Section 3.3 or election to defer compensation under Section 4 shall not be "evergreen" and shall remain in effect only for one Plan Year. If a Participant's pay after deferrals is not sufficient to cover pre-tax and after-tax benefit payroll deductions, and tax or other payroll withholding requirements, the Participant's deferrals shall be reduced to the extent necessary to meet such requirements.

6.2. ESTABLISHMENT OF ACCOUNTS. There shall be established for each Participant an unfunded, bookkeeping Account which shall be adjusted each Valuation Date.

6.3. ACCOUNTING RULES. The Committee may adopt (and revise) accounting rules for the Accounts.

                                   SECTION 7

                               VESTING OF ACCOUNTS

The Account of each Participant shall be fully (100%) vested and nonforfeitable at all times (except for any special vesting rules that apply to employer discretionary supplements under Section 4.5 and any early distribution penalties that may apply under Section 9).

                                   SECTION 8

                              SPENDTHRIFT PROVISION

Participants and Beneficiaries shall have no power to transfer any interest in an Account nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while it is in the possession or control of the Employers, nor shall the Committee recognize any assignment thereof, either in whole or in part, nor shall the Account be subject to attachment, garnishment, execution following judgment or other legal process (including without limitation any domestic relations order, whether or not a "qualified domestic relations order" under section 414(p) of the Code and section 206(d) of ERISA) before the Account is distributed to the Participant or Beneficiary.

The power to designate Beneficiaries to receive the Account of a Participant in the event of such Participant's death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such Participant's Account or any part thereof. Any attempt by a Participant to so exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Committee.

                                   SECTION 9

                                  DISTRIBUTIONS

9.1.     TIME OF DISTRIBUTION TO PARTICIPANT.

         9.1.1. GENERAL RULE. A Participant's Account (reduced by the amount of any applicable payroll, withholding and other taxes) shall be distributable upon the Termination of Employment or Disability of the Participant. The amount of such distribution shall be determined as of the January 31 immediately following the Plan Year in which occurs such Termination of Employment or Disability and shall be actually paid (or, in the case of installments, commenced) to the Participant as soon as practicable after such determination (but not later than the last day of the following February).

         9.1.2. NO APPLICATION FOR DISTRIBUTION REQUIRED. A Participant's Account shall be distributed automatically following the Participant's Termination of Employment or Disability. A Participant shall not be required to apply for distribution.

         9.1.3. CODE SECTION 162(M) DELAY. If the Committee (or, for any Section 16 Officer, the Board of Directors) determines that delaying the time that initial payments are made or commenced would increase the probability that such payments would be fully deductible for federal or state income tax purposes, the Employers may unilaterally delay the time of the making or commencement of payments for up to twenty-four (24) months after the date such payments would otherwise be payable.

9.2. FORM OF DISTRIBUTION. As determined under the rules in Section 9.3, distribution of the Participant's Account shall be made in one of the following forms:

         (a)      LUMP SUM. In the form of a single lump sum.

         (b) INSTALLMENTS. In the form of a series of 5 or 10 annual installments.

                  (i) GENERAL RULE. The amount of the first installment will be determined as of the January 31 described in
                           Section 9.1 and the amount of future installments will be determined as of each following January 31. The amount of each installment shall be determined by dividing the Account balance as of the January 31 as of which the installment is being paid, by the number of remaining installment payments to be made (including the payment being determined). Such installments shall be actually paid as soon as practicable after each such determination (but not later than the last day of the following February).

                  (ii) ACCELERATED PAYMENT. A Participant who has experienced a Termination of Employment or Disability and for whom an installment election is in effect may elect through a voice response system (or other written or electronic means) approved by the Committee to receive a cash lump sum payment of the total remaining balance of the Account (but not part thereof) for any reason; provided, however, that the Account balance will be reduced by a penalty of 10%, and the Participant will receive 90% of the Account balance. The penalty of 10% of the Account balance will be forfeited to the Employers to be used as the Committee determines in its discretion. The amount of such distribution will be determined as of the Valuation Date coincident with or next following receipt of the request by the Committee and shall be actually paid to the Participant as soon as practicable after such determination.

         (c) DELAYED LUMP SUM. In the form of a single lump sum following the tenth (10th) anniversary of the Participant's Termination of Employment or Disability.

                  (i) GENERAL RULE. The amount of such distribution shall be determined as of the January 31 immediately following the calendar year in which occurs the tenth
                           (10th) anniversary of the Participant's Termination of Employment or Disability. Actual distribution shall be made as soon as administratively practicable after such January 31.

                  (ii) ACCELERATED PAYMENT. A Participant who has elected the delayed lump sum distribution option may elect through a voice response system (or other written or electronic means) approved by the Committee to receive a lump sum distribution of the Account before the tenth (10th) anniversary of the Participant's Termination of Employment or Disability; provided, however, that the Account balance will be reduced by a penalty of 10%, and the Participant will receive 90% of the Account balance. The penalty of 10% of the Account balance will be forfeited to the Employers to be used as the Committee determines in its discretion.

                  (iii) SPECIAL RULES FOR SLTEC PARTICIPANTS. If a Participant who has elected the delayed lump sum distribution option is also a participant in the UnitedHealth Group Supplemental Long Term Executive Compensation Plan or any comparable successor plan, the Participant may, after employment has ended, make a one-time election through a voice response system (or other written or electronic means), approved by the Committee to receive either a lump sum distribution of the Account before the tenth (10th) anniversary of the Participant's Termination of Employment or Disability, or five (5) annual installments, subject to the following rules:

                           (A) Any election to receive a lump sum payment before the tenth (10th) anniversary of the Participant's Termination of Employment or Disability must be received by the Committee no later than the December 31 of the calendar year in which occurs the eighth
                                    (8th) anniversary of the Participant's
                                    Termination of Employment or Disability.

                           (B) Any election to receive five (5) annual installments must be received by the Committee no later than the December 31 the calendar year in which occurs the fourth
                                    (4th)
                                    anniversary of the Participant's Termination of Employment or Disability.

                           (C) Any election to receive either a lump sum distribution of the Participant's Account before the tenth (10th) anniversary of the Participant's Termination of Employment or Disability or five (5) annual installments shall not be effective until twelve (12) months after it is received by the Committee (if the Participant dies before the end of such 12-month period, such election shall not be effective).

9.3.     ELECTION OF FORM OF DISTRIBUTION BY PARTICIPANT.

         9.3.1. ELECTION AT INITIAL ENROLLMENT. Through a voice response system (or other written or electronic means) approved by the Committee, each Participant shall elect at the time of initial enrollment in the Plan whether distribution shall be made (as described in Section 9.2) in either (i) an immediate lump sum, (ii) 5 or 10 annual installments, or (iii) a delayed lump sum following the tenth (10th) anniversary of the Participant's Termination of Employment or Disability.

         9.3.2. DEFAULT ELECTION OF FORM OF DISTRIBUTION. If a Participant fails to elect a form of distribution, such Participant shall be deemed to have elected that distribution be made in an immediate lump sum as described in
Section 9.2(a).

         9.3.3. PERIODIC RE-ELECTION. Through a voice response system (or other written or electronic means) approved by the Committee, initial and default distribution elections may be changed by the Participant, provided that:

         (a) no change shall be effective until twelve (12) months after it is received by the Committee (if the Participant dies before the end of such 12-month period, such change shall not be effective), and

         (b) no change may be filed within twelve (12) months after the initial election (or, if one or more prior changes has been filed, within twelve (12) months after the latest of such changes was filed).

No spouse, former spouse, Beneficiary or other person shall have any right to participate in the Participant's decision to revise distribution elections.

9.4.     PAYMENT TO BENEFICIARY UPON DEATH OF PARTICIPANT.

         9.4.1. PAYMENT TO BENEFICIARY WHEN DEATH OCCURS BEFORE TERMINATION OF EMPLOYMENT. If a Participant dies before Termination of Employment or Disability, such Participant's Beneficiary will receive payment of the Participant's Account at the same time and in the same form the Participant would have received if the Participant had experienced a Termination of Employment on the date of death.

         9.4.2. PAYMENT TO BENEFICIARY WHEN DEATH OCCURS AFTER TERMINATION OF EMPLOYMENT. If a Participant dies after a Termination of Employment or Disability, the Participant's Beneficiary shall receive distribution of the Participant's Account at the same time and in the same form the Participant would have received if the Participant had survived.

         9.4.3. BENEFICIARY MUST APPLY FOR DISTRIBUTION. Distribution shall not be made to any Beneficiary until such Beneficiary shall have filed a written application for benefits in a form acceptable to the Committee and such application shall have been approved by the Committee.

         9.4.4. ELECTION OF MEASURING INVESTMENTS BY BENEFICIARIES. A Beneficiary of a deceased Participant shall generally have the same rights to designate Measuring Investments for the Participant's Account that Participants have under Section 5. The Committee may adopt (and revise) rules to govern designations of Measuring Investments by Beneficiaries. Unless changed by the Committee, the following rules shall apply:

         (a) The Measuring Investments for the Account of a deceased Participant shall not be changed until the Beneficiary so determines.

         (b) If a deceased Participant has more than one Beneficiary, the unanimous consent of all Beneficiaries shall be required to change Measuring Investments for such Participant's Account.

9.5.     DESIGNATION OF BENEFICIARIES.

         9.5.1. RIGHT TO DESIGNATE. Each Participant may designate, upon forms to be furnished by and filed with the Committee (or through other means approved by the Committee), one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Participant's Account in the event of such Participant's death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Committee during the Participant's lifetime.

         9.5.2. FAILURE OF DESIGNATION. If a Participant:

         (a)      fails to designate a Beneficiary,

         (b) designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

         (c) designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant, such Participant's Account, or the part thereof as to which such Participant's designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries in which a member survives the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

         (i)    Participant's surviving spouse;
         (ii)   Participant's surviving issue per stirpes and not per capita;
         (iii)  Participant's surviving parents;
         (iv)   Participant's surviving brothers and sisters; and
         (v)    Representative of Participant's estate.

         9.5.3. DISCLAIMERS BY BENEFICIARIES. A Beneficiary entitled to a distribution of all or a portion of a deceased Participant's Account may disclaim an interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of the Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant's death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary's entire interest in the undistributed Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Committee after the date of the Participant's death but not later than nine (9) months after the date of the Participant's death. A disclaimer shall be irrevocable when delivered to the Committee. A disclaimer shall be considered to be delivered to the Committee only when actually received by the Committee. The Committee shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of any other provisions under this Plan. No other form of attempted disclaimer shall be recognized by the Committee.

         9.5.4. DEFINITIONS. When used herein and, unless the Participant has otherwise specified in the Participant's Beneficiary designation, when used in a Beneficiary designation, "issue" means all persons who are lineal descendants of the person whose issue are referred to, subject to the following:

         (a) a legally adopted child and the adopted child's lineal descendants always shall be lineal descendants of each adoptive parent (and of each adoptive parent's lineal ancestors);

         (b) a legally adopted child and the adopted child's lineal descendants never shall be lineal descendants of any former parent whose parental rights were terminated by the adoption (or of that former parent's lineal ancestors); except that if, after a child's parent has died, the child is legally adopted by a stepparent who is the spouse of the child's surviving parent, the child and the child's lineal descendants shall remain lineal descendants of the deceased parent (and the deceased parent's lineal ancestors);

         (c) if the person (or a lineal descendant of the person) whose issue are referred to is the parent of a child (or is treated as such under applicable law) but never received the child into that parent's home and never openly held out the child as that parent's child (unless doing so was precluded solely by death), then neither the child nor the child's lineal descendants shall be issue of the person.

"Child" means an issue of the first generation; "per stirpes" means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and "survive" and "surviving" mean living after the death of the Participant.

         9.5.5. SPECIAL RULES. Unless the Participant has otherwise specified in the Participant's Beneficiary designation, the following rules shall apply:

         (a) If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

         (b) The automatic Beneficiaries specified in Section 9.5.2 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary's estate.

         (c) If the Participant designates as a Beneficiary the person who is the Participant's spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant's lifetime.)

         (d) Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant's death.

         (e) Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

The Committee shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

9.6. DEATH PRIOR TO FULL DISTRIBUTION. If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Account which is payable to the Beneficiary (and shall not be paid to the Participant's estate).

9.7. FACILITY OF PAYMENT. In case of minority, incapacity or legal disability of a Participant or Beneficiary entitled to receive any distribution under this Plan, payment shall be made, if the Committee shall be advised of the existence of such condition:

         (a) to the court-appointed guardian or conservator of such Participant or Beneficiary, or

         (b) if there is no court-appointed guardian or conservator, to the lawfully authorized representative of the Participant or Beneficiary (and the Committee, in its sole discretion, shall determine whether a person is a lawfully authorized representative for this purpose), or

         (c) to an institution entrusted with the care or maintenance of the incapacitated or disabled Participant or Beneficiary, provided such institution has satisfied the Committee, in its sole discretion, that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a person described in (a) or (b) above.

Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of the Employers therefor.

9.8.     IN-SERVICE DISTRIBUTIONS.

         9.8.1. PRE-SELECTED IN-SERVICE DISTRIBUTIONS. Each Participant has a one-time opportunity, when initially enrolling in the Plan, to elect that distribution be made to such Participant on one or more in-service distribution dates prior to Termination of Employment or Disability or death under the following rules:

         (a) Through a voice response system (or other written or electronic means) approved by the Committee, the Participant may request a pre-selected in-service distribution.

         (b) No such distribution will be made before January 1 of the year that follows the third full Plan Year after the Participant first enrolled; provided, however, for Participants in this Plan prior to January 1, 2001, no distribution shall be made before January 1, 2004.

         (c)      Only one such in-service distribution will be made in any Plan
                  Year.

         (d) Through a voice response system (or other written or electronic means) approved by the Committee, the Participant may request only once that any pre-selected distribution date be extended. The Participant must file the extension request with the Committee at least twelve (12) months before the scheduled date of distribution.

         (e) Through a voice response system (or other written or electronic means) approved by the Committee, the Participant may request that any pre-selected distribution date be cancelled (whether or not previously extended). The Participant must file the cancellation request with the Committee at least twelve (12) months before the scheduled date of distribution.

         (f) The distribution amount shall be determined as of the Valuation Date coincident with or next following the pre-selected distribution date and shall be actually paid as soon as practicable after such determination.

         (g) If the Participant dies or experiences a Termination of Employment or Disability before the scheduled pre-selected in-service distribution date, no in-service distribution shall be made on such date.

9.8.2.   ON DEMAND IN-SERVICE DISTRIBUTIONS.

         (a) ELECTION. Through a voice response system (or other written or electronic means) approved by the Committee, a Participant may elect to receive all or a portion of such Participant's Account prior to Termination of Employment or Disability for any reason; provided, however, that the requested distribution amount will be reduced by a penalty equal to 10% of the requested amount, and the Participant will receive 90% of the requested amount. The penalty of 10% of the requested amount will be forfeited to the Employers to be used as the Committee determines in its discretion.

         (b) DISTRIBUTION AMOUNT. The amount of such distribution shall be determined as of the Valuation Date coincident with or next following receipt of the request by the Committee and shall be actually paid to the Participant as soon as practicable after such determination.

         (c) SUSPENSION RULE. If a Participant receives such a distribution, the Participant's deferrals under Sections 3 and 4 will cease as soon as administratively practicable following the date such distribution is made. The Participant may not again elect to defer compensation under this Plan until the enrollment period for the Plan Year that begins at least six
                  (6) months after such distribution.

         9.8.3.   IN-SERVICE DISTRIBUTION FOR FINANCIAL HARDSHIP.

         (a) ELECTION. A Participant may elect in writing to receive all or part of the Participant's Account prior to Termination of Employment or Disability to alleviate a Financial Hardship. A Beneficiary of a deceased Participant may also request an early distribution for Financial Hardship.

         (b) FINANCIAL HARDSHIP DEFINED. For purposes of this Plan, "Financial Hardship" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in section 152(a) of the Code), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable emergency circumstances arising as a result of events beyond the control of the Participant. If a hardship is or may be relieved either (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or (iii) by cessation of deferrals under this Plan or any 401(k) plan, then the hardship shall not constitute a Financial Hardship for purposes of this Plan. If a Beneficiary of a deceased Participant requests an early distribution for Financial Hardship, then the references in this definition to "Participant" shall be deemed to be references to such Beneficiary.

         (c) DISTRIBUTION AMOUNT. The amount of such distribution shall be determined as of the Valuation Date next preceding approval of the request by the Committee and shall be actually paid as soon as practicable after such approval.

         (d) SUSPENSION RULE. If a Participant receives a distribution due to Financial Hardship, the Participant's deferrals under Sections 3 and 4 will cease as soon as administratively practicable following the date such distribution is made. The Participant may not again elect to defer compensation under this Plan until the enrollment period for the Plan Year that begins at least six (6) months after such distribution.

9.9. DISTRIBUTIONS IN CASH. All distributions from this Plan shall be made in cash.

                                   SECTION 10

                                 FUNDING OF PLAN

10.1. UNFUNDED PLAN. The obligation of any Employer to make payments under the Plans constitutes only the unsecured (but legally enforceable) promises of that Employer to make such payments. No Participant shall have any lien, prior claim or other security interest in any property of any Employer. The Employers shall have no obligation to establish or maintain any fund, trust or account (other than a bookkeeping account) for the purpose of funding or paying the benefits promised under the Plans. If such a fund, trust or account is established, the property therein that is allocable to a particular Employer shall remain the sole and exclusive property of that Employer. The Employers shall be obligated to pay the cost of the Plans out of their general assets. All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the obligation of the Employers to Participants in the Plans and shall not be construed to impose on the Employers the obligation to create any separate fund for purposes of the Plans.

10.2. CORPORATE OBLIGATION. Neither any officer of any Employer nor any member of the Committee in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at any time to payments hereunder shall look solely to the assets of such Participant's Employer for such payments as an unsecured, general creditor. After benefits have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in any other Plan assets. No person shall be under any liability or responsibility for failure to effect any of the objectives or purposes of the Plans by reason of the insolvency of any of the Employers.

                                   SECTION 11

                            AMENDMENT AND TERMINATION

11.1. AMENDMENT AND TERMINATION. The Committee may unilaterally amend the Plan Statement prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and the Board of Directors may terminate this Plan both with regard to persons receiving benefits and persons expecting to receive benefits in the future; provided, however, that:

         (a) NO REDUCTION OR DELAY. The benefit, if any, payable to or with respect to a Participant, whether or not the Participant has had a Termination of Employment or Disability as of the effective date of such amendment, shall not be, without the written consent of the Participant, diminished or delayed by such amendment.

         (b) CASH LUMP SUM PAYMENT. If the Board of Directors terminates the Plan completely, all Accounts under the Plan shall be automatically and immediately distributed in single lump sum payments.

11.2. SPECIAL RULE FOR SECTION 16 OFFICERS. Notwithstanding anything in this Plan Statement to the contrary, the Committee may adopt rules to facilitate compliance with the rules and requirements of the Securities and Exchange Commission, including Section 16 of the Securities and Exchange Act of 1934, as amended, which rules may limit rights under this Plan for Section 16 Officers.

11.3. NO ORAL AMENDMENTS. No modification of the terms of the Plan Statement or termination of this Plan shall be effective unless it is in writing and signed on behalf of the Board of Directors by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of the Plan Statement shall be effective to amend the Plan Statement.

11.4. PLAN BINDING ON SUCCESSORS. UHG shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of UHG), by agreement, to expressly assume and agree to perform this Plan Statement in the same manner and to the same extent that UHG would be required to perform it if no such succession had taken place.


                                   SECTION 12

                     DETERMINATIONS -- RULES AND REGULATIONS

12.1. DETERMINATIONS. The Committee shall make such determinations as may be required from time to time in the administration of the Plans. The Committee shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under the Plans, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

12.2. RULES AND REGULATIONS. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.

12.3. METHOD OF EXECUTING INSTRUMENTS. Information to be supplied or written notices to be made or consents to be given by the Committee pursuant to any provision of the Plan Statement may be signed in the name of the Committee by any officer who has been authorized to make such certification or to give such notices or consents.

12.4. CLAIMS PROCEDURE. The claims procedure set forth in this Section 12.4 shall be the exclusive administrative procedure for the disposition of claims for benefits arising under the Plans.

12.4.1. ORIGINAL CLAIM. Any person may, if he or she so desires, file with the Committee a written claim for benefits under the Plans. Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

         (a)      the specific reasons for the denial;

         (b) the specific references to the pertinent provisions of the Plan Statement on which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (d) an explanation of the claims review procedure set forth in this section.

12.4.2. REVIEW OF DENIED CLAIM. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Compensation and Human Resources Committee of the Board of Directors (the "Comp Committee") a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Comp Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty (120) days from the date the request for review was filed) to reach a decision on the request for review. If the claimant wishes to seek further review of the Comp Committee's decision upon review, the claimant shall submit the claim (or dispute or complaint) to binding arbitration pursuant to the rules of the American Arbitration Association. This is the only right a complainant has for further consideration. The matter must be submitted to binding arbitration within one (1) year of receipt of notice of the Comp Committee's final decision upon review. The arbitrators shall have no power to award any punitive or exemplary damages or to vary or ignore the provisions of the Plan Statement and shall be bound by controlling law.

12.4.3.  GENERAL RULES.

         (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

         (b) All decisions on original claims shall be made by the Committee and all decisions on requests for a review of denied claims shall be made by the Comp Committee.

         (c) The Committee or the Comp Committee may, in their discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

         (d) A claimant may be represented by a lawyer or other representative (at the claimant's own expense), but the Committee and the Comp Committee reserve the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled, upon request, to copies of all notices given to the claimant.

         (e) The decision of the Committee on a claim and a decision of the Comp Committee on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

         (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of the Plan Statement and all other pertinent documents in the possession of the Committee and the Comp Committee.

         (g) The Committee and the Comp Committee may permanently or temporarily delegate its responsibilities under this claims procedure to an individual or a committee of individuals.

12.5.    LIMITATIONS AND EXHAUSTION.

         12.5.1. LIMITATIONS. No claim shall be considered under these administrative procedures unless it is filed with the Committee within one (1) year after the claimant knew (or reasonably should have known) of the principal facts on which the claim is based. Every untimely claim shall be denied by the Committee without regard to the merits of the claim. No legal action (whether arising under section 502 or section 510 of ERISA or under any other statute or non-statutory law) may be brought by any claimant on any matter pertaining to the Plans unless the legal action is commenced in the proper forum before the earlier of:

         (a) two (2) years after the claimant knew (or reasonably should have known) of the principal facts on which the claim is based, or

         (b) ninety (90) days after the claimant has exhausted these administrative procedures.

Knowledge of all facts that a Participant knew (or reasonably should have known) shall be imputed to each claimant who is or claims to be a Beneficiary of the Participant (or otherwise claims to derive an entitlement by reference to a Participant) for the purpose of applying the one (1) year and two (2) year periods.

12.5.2. EXHAUSTION REQUIRED. The exhaustion of these administrative procedures is mandatory for resolving every claim and dispute arising under the Plans. As to such claims and disputes:

         (a) no claimant shall be permitted to commence any legal action relating to any such claim or dispute (whether arising under section 502 or section 510 of ERISA or under any other statute or non-statutory law) unless a timely claim has been filed under these administrative procedures and these administrative procedures have been exhausted; and

         (b) in any such legal action all explicit and implicit determinations by the Committee and the Comp Committee (including, but not limited to, determinations as to whether the claim was timely filed) shall be afforded the maximum deference permitted by law.

                                   SECTION 13

                               PLAN ADMINISTRATION

13.1. OFFICERS. Except as hereinafter provided, functions generally assigned to UHG shall be discharged by its officers or delegated and allocated as provided herein.

13.2. CHIEF EXECUTIVE OFFICER. Except as hereinafter provided, the CEO may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to UHG generally hereunder as the CEO may from time to time deem advisable.

13.3. BOARD OF DIRECTORS. Notwithstanding the foregoing, the Board of Directors shall have the authority to terminate the Plans and the exclusive authority to determine eligibility of Section 16 Officers to participate in this Plan under
Section 2.

13.4. COMMITTEE. The Committee shall:

         (a) keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plans; notify the Employers of any action taken by the Committee and, when required, notify any other interested person or persons;

         (b) determine from the records of the Employers the compensation, status and other facts regarding Participants and other employees;

         (c) prescribe forms to be used for distributions, notifications, etc., as may be required in the administration of the Plans;

         (d) set up such rules, applicable to all Participants similarly situated, as are deemed necessary to carry out the terms of this Plan Statement;

         (e) perform all other acts reasonably necessary for administering the Plans and carrying out the provisions of this Plan Statement and performing the duties imposed on it by the Board of Directors;

         (f) resolve all questions of administration of the Plans not specifically referred to in this section;

         (g) in accordance with regulations of the Secretary of Labor, provide adequate notice in writing to any claimant whose claim for benefits under the Plans has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant; and

         (h) delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or employees of the Employers, such functions assigned to the Committee hereunder as it may from time to time deem advisable.

If there shall at any time be three (3) or more members of the Committee serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.

13.5. DELEGATION. The Board of Directors and the members of the Committee shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan Statement or pursuant to procedures set forth in the Plan Statement.

13.6. CONFLICT OF INTEREST. If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in either Plan, such Participant shall have no authority with respect to any matter specially affecting such Participant's individual rights hereunder or the interest of a person superior to him or her in the organization (as distinguished from the rights of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant's individual capacity in connection with any such matter.

13.7. ADMINISTRATOR. UHG shall be the administrator for purposes of section 3(16)(A) of ERISA.

13.8. SERVICE OF PROCESS. In the absence of any designation to the contrary by the Committee, the General Counsel of UHG is designated as the appropriate and exclusive agent for the receipt of process directed to the Plans in any legal proceeding, including arbitration, involving the Plans.

13.9. EXPENSES. All expenses of administering this Plan prior to November 1, 2000 shall be borne by the Employers. Effective November 1, 2000, the expenses of administering the Plans shall be payable out of the trust fund established for the Plans except to the extent that the Employers, in their discretion, directly pay the expenses.

13.10. TAX WITHHOLDING. The Employer (or its delegee) shall withhold the amount of any federal, state or local income tax or other tax required to be withheld by the Employer under applicable law with respect to any amount payable under the Plans.

13.11. CERTIFICATIONS. Information to be supplied or written notices to be made or consents to be given by the Committee pursuant to any provision of this Plan Statement may be signed in the name of the Committee by any officer who has been authorized to make such certification or to give such notices or consents.

13.12. ERRORS IN COMPUTATIONS. Neither UHG or the Employer shall be liable or responsible for any error in the computation of the Account or the determination of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Employer and used by the Committee in determining the benefit. The Committee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

                                   SECTION 14

                                  CONSTRUCTION

14.1. APPLICABLE LAWS.

         14.1.1. SEPARATE PLANS. For purposes of state taxation of benefits under the Plans, the Plans are two separate plans: (1) the Automatic Restoration Option Plan, and (2) the Incentive Deferral, Salary Deferral, and Limited Bonus Deferral Option Plan. The purpose of the Plans is to provide retirement income to Participants.

         14.1.2. ERISA STATUS. The Plans are maintained with the understanding that the Plans are unfunded plans maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly. If any individually contracted supplemental retirement arrangement with any Section 16 Officer is deemed to be covered by ERISA, such arrangement shall be included in the Incentive Deferral Option and Salary Deferral Option Plan but only to the extent that such inclusion is necessary to comply with ERISA.

         14.1.3. IRC STATUS. The Plans are intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to the Plans. The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to the Plans.

         14.1.4. SECURITIES LAWS COMPLIANCE. If any security of UHG is offered as a Measuring Investment under the Plans, then decisions assigned in this Plan Statement to the Committee shall instead by made by the Board of Directors to the extent any such decision could affect the interest of any Section 16 Officer in securities of United, including without limitation any change in Valuation Dates.

         14.1.5. REFERENCES TO LAWS. Any reference in the Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

14.2. EFFECT ON OTHER PLANS. This Plan Statement shall not alter, enlarge or diminish any person's employment rights or obligations or rights or obligations under any other employee pension benefit or employee welfare benefit plan.

14.3. DISQUALIFICATION. Notwithstanding any other provision of the Plan Statement or any election or designation made under the Plans, any potential Beneficiary who feloniously and intentionally kills a Participant shall be deemed for all purposes of the Plans and all elections and designations made under the Plans to have died before such Participant. A final judgment of conviction of felonious and intentional killing is conclusive for this purpose. In the absence of a conviction of felonious and intentional killing, the Committee shall determine whether the killing was felonious and intentional for this purpose.

14.4.    RULES OF DOCUMENT CONSTRUCTION.

         (a) Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to the entire Plan Statement and not to any particular paragraph or Section of the Plan Statement unless the context clearly indicates to the contrary.

         (b) The titles given to the various Sections of the Plan Statement are inserted for convenience of reference only and are not part of the Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

         (c) Notwithstanding any thing apparently to the contrary contained in the Plan Statement, the Plan Statement shall be construed and administered to prevent the duplication of benefits provided under the Plans and any other qualified or nonqualified plan maintained in whole or in part by the Employers.

14.5. CHOICE OF LAW. This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

14.6. NO EMPLOYMENT CONTRACT. This Plan Statement is not and shall not be deemed to constitute a contract of employment between the Employer and any person, nor shall anything herein contained be deemed to give any person any right to be retained in the employ of the Employer or in any way limit or restrict any such Employer's right or power to discharge any person at any time and to treat any person without regard to the effect which such treatment might have upon him or her as a Participant in the Plans. Neither the terms of the Plan Statement nor the benefits under the Plans nor the continuance of the Plans shall be a term of the employment of any employee. The Employer shall not be obliged to continue the Plans.

Dated:  ____________________, 200__.      UNITEDHEALTH GROUP
                                                INCORPORATED


                                          By:___________________________________
                                              L. Robert Dapper
                                              Senior Vice President of
                                              Human Capital and
                                              Chairman of the Employee
                                              Benefits Committee

                                   SCHEDULE I

                             EMPLOYERS PARTICIPATING
                                     IN THE
                   UNITEDHEALTH GROUP EXECUTIVE SAVINGS PLANS


1.       United HealthCare Services, Inc.

2.       United HealthCare of California, Inc.

3.       U.S. Behavioral Health Plan, California

4.       UHC International Services, Inc.

5.       United HealthCare of Illinois, Inc. (prior to January 1, 2001)

6. United Healthcare International, Inc. (formerly known as United HealthCare Global Consulting, Inc.)

7.       UnitedHealth Group Finance Company, Inc. (effective as of January 1,
         2000)

8.       UnitedHealthcare of Minnesota, Inc. (effective as of January 1, 2001)

                                   SCHEDULE II

                              MEASURING INVESTMENTS


A. MEASURING INVESTMENTS AS OF NOVEMBER 10, 2000. The following are the Measuring Investments as of November 10, 2000:

1.       One-Choice Conservative -- American Century Strategic Allocation:
         Conservative Fund

2.       One-Choice Moderate -- American Century Strategic Allocation: Moderate
         Fund

3.       One-Choice Aggressive -- American Century Strategic Allocation:
         Aggressive Fund

4.       Bond Index -- Vanguard Total Bond Market Index Fund

5.       S & P 500 Index -- First American Index Fund

6.       Wilshire 4500 Index -- Vanguard Extended Market Index Fund

7.       Money Market -- First American Prime Obligations Fund

8.       Stable Value -- Wells Fargo Stable Income Fund

9.       Bond -- Loomis Sayles Bond Fund

10.      Large-Cap -- Dodge & Cox Stock Fund

11.      Large-Cap Growth -- Alliance Premier Growth Fund

12.      Mid-Cap Value -- Sound Share Fund

13.      Mid-Cap Growth -- Wanburg Pincus Emerging Growth Fund

14.      International Value -- Templeton Foreign Fund

15.      International Growth -- American Century International Growth Fund

16.      Small-Cap Value -- Loomis Sayles Small-Cap Value Fund

17.      Small-Cap Growth -- Loomis Sayles Small-Cap Growth Fund

18.      Mid-Cap Growth -- PBHG Growth Fund


                                     SII-1

B. DEFAULT RULES. If a Participant does not designate which Measuring Investments shall be used to determine the value of the Participant's Account, the value of the Participant's Account will be determined using the following Measuring Investments:

         (i) ON OR AFTER NOVEMBER 10, 2000. For all amounts credited to the Participant's Account on or after November 10, 2000, the default Measuring Investment shall be the American Century Strategic Allocation Conservative Fund.

         (ii) PRIOR TO NOVEMBER 10, 2000. For all amounts credited to the Participant's Account prior to November 10, 2000, the default Measuring Investment shall be the First American Prime Obligations Fund.



                                     SII-2